EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces 2016 Financial Results

Coeur d’Alene, Idaho – December 20, 2016 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced consolidated financial results for its fourth fiscal quarter and its fiscal year ended September 30, 2016.

The Company reported cash of $82,275 as of September 30, 2016 and a consolidated net loss of $1.1 million for the fourth quarter and $2.76 million for the fiscal year, including exploration expenditures of $0.41 million and $0.59 million, respectively.

A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	3 Months Ending September 30		Year Ending September 30
	2016	2015	2016	2015
Consolidated net loss	$(1,097)	$(1,389)	$(2,757)	$(4,372)
Consolidated net loss per share, basic and diluted	(0.05)	(0.12)	(0.16)	(0.40)
Mineral exploration expenses	411	495	591	1,528
Cash	82	501	82	501
Working capital	143	(133)	143	(133)

Timberline’s President & Chief Executive Officer, Steve Osterberg, commented, “Our focus during 2016 was on the Talapoosa Project in Nevada where we initiated technical studies designed to confirm the potential for gold and silver production as described in our 2015 Preliminary Economic Assessment(1).  A metallurgical study is on-going, and we have identified opportunities to significantly expand the existing estimated resource of over one million ounces of gold on the Talapoosa project(1).  In addition, field studies have confirmed mineralization in the parallel Appaloosa zone.  In 2017, subject to available capital, we anticipate follow-up drilling for resource expansion and additional technical investigations to initiate feasibility-level study on Talapoosa.  At the district-scale Eureka project, we have developed exploration targets to expand on mineralization at the historic Windfall deposit to augment the existing resource at Lookout Mountain(2).”

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County, where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka property, with its Lookout Mountain and Windfall project areas lying on the Battle Mountain-Eureka gold trend.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

(1) Refer to “Preliminary Economic Assessment on the Talapoosa Project”, WSP Canada, Inc.; Effective April 27, 2015; Resource Effective Date: March 24, 2015; Filed on SEDAR May 21, 2015.

(2) Refer to “Updated Technical Report on the Lookout Mountain Project”, MDA, Effective March 1, 2013; Filed on SEDAR April 12, 2013.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding opportunities to expand the Talapoosa resource, mineralization in the Appaloosa zone, follow up drilling for resource expansion, technical investigations, and initiation of a feasibility-level study at Talapoosa, expansion of mineralization at the Windfall project, the advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business and other factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2016.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg,

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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